  Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Zoom Telephonics, Inc. on Form S-8 of our report dated April 14, 2020, with respect to our audits of the consolidated financial statements of Zoom Telephonics, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019, appearing in the Annual Report on Form 10-K of Zoom Telephonics, Inc. for the year ended December 31, 2019.

/s/ Marcum llp

Marcum llp
Boston, Massachusetts
April 15, 2020